Exhibit 99.1
The Trade Desk Reports Second Quarter 2025 Financial Results
LOS ANGELES--(BUSINESS WIRE)--August 7, 2025--The Trade Desk, Inc. (“The Trade Desk,” the “Company” or “we”) (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its second quarter ended June 30, 2025.

“Q2 was a strong quarter for The Trade Desk, with revenue growing to $694 million, up 19% year-over-year, as we continue to outpace the digital advertising market,” said Jeff Green, CEO and Co-Founder, The Trade Desk. “The first half of 2025 has been defined by meaningful innovation across our platform. Kokai is helping advertisers drive better results by integrating more data into every decision, using AI as a co-pilot, and unlocking the full potential of first-party data. We’ve also made significant progress in CTV, retail media, and the supply chain, empowering the world’s largest brands and agencies to reach audiences across the open internet. With continued innovation in Kokai, growing adoption of OpenPath, and deeper partnerships across the ecosystem, we’re delivering exceptional value to our clients and helping to strengthen the open internet in the process.”
Second Quarter 2025 Financial Highlights:
The following table summarizes the Company’s unaudited consolidated financial results for the three and six months ended June 30, 2025 and 2024 ($ in millions, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP Results
Revenue	$694	$585	$1,310	$1,076
Increase in revenue year over year	19%	26%	22%	27%
Net income	$90	$85	$141	$117
Net income margin	13%	15%	11%	11%
GAAP diluted earnings per share	$0.18	$0.17	$0.28	$0.23

Non-GAAP Results
Adjusted EBITDA	$271	$242	$479	$404
Adjusted EBITDA margin	39%	41%	37%	38%
Non-GAAP net income	$203	$197	$368	$328
Non-GAAP diluted earnings per share	$0.41	$0.39	$0.74	$0.66
Second Quarter and Recent Business Highlights:
•Strong Customer Retention: Customer retention remained over 95% during the second quarter, as it has for the past 11 consecutive years.
•Alex Kayyal joins The Trade Desk as Chief Financial Officer
◦Appointed CFO of The Trade Desk, effective August 21, bringing more than two decades of experience as an investor, operator, and board member for leading global technology companies.
◦Longstanding relationship with The Trade Desk as an early investor since 2014 and Board member since February 2025; will remain on the Board of Directors while serving as CFO.
◦Most recently Partner at Lightspeed Venture Partners; previously spent nearly a decade at Salesforce, including as SVP and Managing Partner of Salesforce Ventures.
•Omar Tawakol Appointed to Board of Directors
◦Joins The Trade Desk’s Board of Directors, bringing a track record of breakthrough innovation at the intersection of advertising, data, and AI.

◦A proven entrepreneur and technologist, Omar founded BlueKai (acquired by Oracle) and most recently founded Rembrand, a pioneer in creative AI.
◦Brings deep expertise at the intersection of data, AI, and advertising, with a track record of building and scaling transformative platforms.
•Continued Collaboration and Support for Unified ID 2.0: The Trade Desk is building support for Unified ID 2.0 (UID2), an industry-wide approach to identity that preserves the value of relevant advertising, while putting user control and privacy at the forefront. UID2 is an upgrade and alternative to third-party cookies. Recent partnerships and pledges of integration and support include:
◦AppsFlyer integrated UID2 to power independent, privacy-first measurement and audience activation.
◦Bell Media, a leading media and entertainment company in Canada, integrated UID2 to provide advertisers with greater addressability.
◦Snowflake integrated EUID to enrich first-party data and improve addressability on the open internet.

•OpenPath: OpenPath gives our clients a simplified, direct connection to participating premium publishers across the open internet. By supporting an objective, transparent supply path, OpenPath helps maximize value for everyone involved. Recent partnerships and pledges of integration and support include:
◦Freestar integrated with OpenPath and within six months saw 3x higher inventory fill rate and 27% higher programmatic revenue from The Trade Desk.
◦HOY, a leading media platform in Hong Kong, announced its implementation of OpenPath and UID2 for its CTV inventory.

•New Innovations and Partnerships:
◦OpenSincera, a new application that delivers greater visibility into advertising performance and health of the digital advertising supply chain.
◦Deal Desk, a revolutionary approach to understanding and managing digital advertising deal performance.
◦Connector App on Snowflake, a native app for retail conversion data.
◦Generative AI creative partnership integrations with Rembrand, Nova, Bunny Studio, and Spaceback.
◦Instacart integrated its grocery selection with The Trade Desk platform, enabling advertisers and agencies to build first-party custom audiences based on specific product criteria.
◦Visa announced a new data partnership with The Trade Desk in Australia and New Zealand to empower marketers to optimize campaigns with greater precision and relevance through advanced targeting capabilities.
◦EDO announced integration of its Convergent TV measurement with The Trade Desk to bring a new CTV measurement approach to programmatic media buying.
◦NIQ announced global data collaboration with The Trade Desk to enhance audience targeting.
◦Zepto, a delivery service company in India, partnered with The Trade Desk to empower brands to leverage rich commerce data for enhanced targeting and real-time measurement.
◦Anoki announced plans to bring streamlined FAST channel capabilities to Ventura TV OS.

•Share Repurchases: The Company used $261 million of cash to repurchase its Class A common stock in the second quarter of 2025. As of June 30, 2025, the Company had $375 million available and authorized for repurchases.

Financial Guidance:
Third Quarter 2025 outlook summary:
•Revenue at least $717 million
•Adjusted EBITDA of approximately $277 million
The Company has not provided an outlook for GAAP net income or reconciliation of Adjusted EBITDA guidance to net income, the closest corresponding U.S. GAAP measure, because net income outlook is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges included in the calculation of this non-GAAP measure; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. The Company expects the variability of the above charges could have a significant and potentially unpredictable impact on our future U.S. GAAP financial results.
Use of Non-GAAP Financial Information
Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income and Non-GAAP diluted earnings per share (“EPS”) that supplement the Condensed Consolidated Statements of Operations of the Company prepared under generally accepted accounting principles (“GAAP”). Adjusted EBITDA is net income before depreciation and amortization expense; stock-based compensation expense; interest income, net; and provision for income taxes. Adjusted EBITDA margin is Adjusted EBITDA divided by revenue, and Adjusted EBITDA margin’s closest corresponding U.S. GAAP measure is net income margin, which is GAAP net income divided by revenue. Non-GAAP net income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 25% to 30% have been used in the computation of non-GAAP net income and non-GAAP diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash-generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.
Second Quarter 2025 Financial Results Webcast and Conference Call Details
•When: August 7, 2025 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the Company’s website.
•Dial-in: To access the call via telephone in North America, please dial 888-506-0062. For callers outside the United States, please dial 1-973-528-0011. Participants should reference the conference call ID code “760543” after dialing in.
•Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 52725). Outside the United States, please dial 1-919-882-2331 (replay code: 52725). The audio replay will be available via telephone until August 14, 2025.
The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/), its X feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), Facebook page (https://www.facebook.com/TheTradeDesk/) and Jeff Green’s LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the Company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.
About The Trade Desk
The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, X, LinkedIn and YouTube.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to industry and market trends, the Company’s growth and financial targets, such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will,” “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s ability to maintain and grow its client base and spend through its platform and related offerings, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$694,039	$584,550	$1,310,060	$1,075,803
Operating expenses (1):
Platform operations	150,980	110,459	293,819	214,089
Sales and marketing	161,131	133,867	313,874	255,592
Technology and development	134,251	110,035	266,653	217,721
General and administrative	130,900	135,469	264,485	265,024
Total operating expenses	577,262	489,830	1,138,831	952,426
Income from operations	116,777	94,720	171,229	123,377
Other expense (income):
Total other income, net	(16,424)	(17,772)	(37,741)	(35,148)
Income before income taxes	133,201	112,492	208,970	158,525
Provision for income taxes	43,072	27,463	68,163	41,836
Net income	$90,129	$85,029	$140,807	$116,689
Earnings per share:
Basic	$0.18	$0.17	$0.29	$0.24
Diluted	$0.18	$0.17	$0.28	$0.23
Weighted-average shares outstanding:
Basic	490,631	489,353	492,767	488,952
Diluted	495,776	500,040	499,340	499,117
___________________________
(1) Includes stock-based compensation expense as follows:
THE TRADE DESK, INC.
STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Platform operations	$9,083	$7,272	$18,300	$12,827
Sales and marketing	30,368	25,068	59,304	45,360
Technology and development	42,800	32,509	83,781	60,483
General and administrative (1)	46,634	61,491	95,753	118,290
Total	$128,885	$126,340	$257,138	$236,960
___________________________
(1) Includes stock-based compensation expense related to a long-term CEO performance grant of $19 million and $36 million for the three months ended June 30, 2025 and 2024, respectively, as well as $43 million and $71 million for the six months ended June 30, 2025 and 2024, respectively.

THE TRADE DESK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of June 30, 2025	As of December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$896,387	$1,369,463
Short-term investments, net	790,874	552,026
Accounts receivable, net	3,254,908	3,330,343
Prepaid expenses and other current assets	111,546	84,626
Total current assets	5,053,715	5,336,458
Property and equipment, net	309,975	209,332
Operating lease assets	269,309	263,761
Deferred income taxes	228,948	230,214
Other assets, non-current	95,862	72,186
Total assets	$5,957,809	$6,111,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,724,093	$2,631,213
Accrued expenses and other current liabilities	152,477	177,760
Operating lease liabilities	72,414	64,492
Total current liabilities	2,948,984	2,873,465
Operating lease liabilities, non-current	271,135	247,723
Other liabilities, non-current	41,857	41,618
Total liabilities	3,261,976	3,162,806

Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	2,858,189	2,594,896
Retained earnings (accumulated deficit)	(162,356)	354,249
Total stockholders’ equity	2,695,833	2,949,145
Total liabilities and stockholders’ equity	$5,957,809	$6,111,951

THE TRADE DESK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
OPERATING ACTIVITIES:
Net income	$140,807	$116,689
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,689	42,624
Stock-based compensation	257,138	236,960
Noncash lease expense	34,253	26,460
Provision for expected credit losses on accounts receivable	1,177	133
Other	(13,899)	(4,117)
Changes in operating assets and liabilities:
Accounts receivable	80,033	(49,321)
Prepaid expenses and other current and non-current assets	(18,281)	(52,064)
Accounts payable	(19,839)	(13,247)
Accrued expenses and other current and non-current liabilities	(24,081)	(9,989)
Operating lease liabilities	(31,551)	(27,397)
Net cash provided by operating activities	456,446	266,731
INVESTING ACTIVITIES:
Purchases of investments	(577,834)	(317,969)
Maturities of investments	346,120	314,598
Purchases of property and equipment	(104,352)	(29,339)
Capitalized software development costs	(5,739)	(4,424)
Business acquisition	(4,350)	—
Net cash used in investing activities	(346,155)	(37,134)
FINANCING ACTIVITIES:
Repurchases of Class A common stock	(647,093)	(125,280)
Proceeds from exercise of stock options	14,085	38,164
Proceeds from employee stock purchase plan	32,450	30,122
Taxes paid relating to net settlement of restricted stock awards	(57,048)	(58,369)
Proceeds from short-term borrowings	74,239	—
Net cash used in financing activities	(583,367)	(115,363)
Increase (decrease) in cash and cash equivalents	(473,076)	114,234
Cash and cash equivalents—Beginning of period	1,369,463	895,129
Cash and cash equivalents—End of period	$896,387	$1,009,363

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)
(Unaudited)
The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net income	$90,129	$85,029	$140,807	$116,689
Add back (deduct):
Depreciation and amortization expense	26,704	20,882	50,689	42,624
Stock-based compensation expense	128,885	126,340	257,138	236,960
Interest income, net	(18,035)	(17,817)	(38,167)	(34,478)
Provision for income taxes	43,072	27,463	68,163	41,836
Adjusted EBITDA	$270,755	$241,897	$478,630	$403,631

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP net income	$90,129	$85,029	$140,807	$116,689
Add back (deduct):
Stock-based compensation expense	128,885	126,340	257,138	236,960
Adjustment for income taxes	(15,940)	(13,886)	(29,878)	(25,298)
Non-GAAP net income	$203,074	$197,483	$368,067	$328,351

GAAP diluted earnings per share	$0.18	$0.17	$0.28	$0.23

GAAP weighted-average shares outstanding—diluted	495,776	500,040	499,340	499,117

Non-GAAP diluted earnings per share	$0.41	$0.39	$0.74	$0.66

Non-GAAP weighted-average shares used in computing Non-GAAP earnings per share, diluted	495,776	500,040	499,340	499,117

Contacts
Investors
Jake Graves
Senior Manager, Investor Relations
The Trade Desk
ir@thetradedesk.com

Media
Melinda Zurich
VP, Communications
The Trade Desk
melinda.zurich@thetradedesk.com